Exhibit 99.1

QUINPARIO ACQUISITION CORP. ANNOUNCES AGREEMENT TO ACQUIRE JASON INCORPORATED
Combination of global experience and market-leading businesses will create exceptional shareholder value

ST. LOUIS, MISSOURI AND MILWAUKEE, WISCONSIN - March 17, 2014 /Globe Newswire/ - Quinpario Acquisition Corp. (Nasdaq: QPAC, QPACU, QPACW) (“QPAC”) today announced it has reached a definitive agreement to acquire Jason Incorporated (“Jason” or the “Company”), from Saw Mill Capital LLC, Falcon Investment Advisors, LLC and other investors.  Jason is a global family of market-leading manufacturing businesses within the finishing, seating, components and automotive acoustics markets.  The purchase price of $538.65 million will be funded by the cash proceeds from QPAC’s initial public offering, new debt and rollover equity invested by the current owners and management of Jason.  The acquisition is expected to be completed in the second quarter of 2014, pending regulatory and shareholder approval, and satisfaction of customary closing conditions.

The Company will continue to be led by Chief Executive Officer David Westgate, who is expected to serve as a member of the board of directors of the surviving public company.  The new board of directors will likely consist of current members of the QPAC board, members of the existing board of the Company and other qualified individuals.  The Jason management team, as well as the teams in place within its business units, will remain intact and are committed to continuing to deliver outstanding service, support and value.  The Company’s headquarters will continue to be located in Milwaukee, Wisconsin.

“QPAC is thrilled with the purchase of Jason,” said Mr. Jeffry N. Quinn, chairman, president and chief executive officer of QPAC, who will become chairman of the board of directors of Jason upon the completion of the transaction. “We are acquiring a great company with market-leading positions, great brands, long-term customer relationships and a superb management team at a very attractive price.  We believe the skill set and experience of the QPAC team marries well with the value-creation opportunity presented by Jason.  We bring a proven track record of creating shareholder value by growing global market-leading businesses. We believe that in working together with David Westgate and his team we can create significant value for our shareholders, as well as the employees and customers of Jason.  As a public company, Jason will have the capital structure, ownership support and operating flexibility to achieve its maximum potential.”

David Westgate added,  “We are extremely pleased to take Jason public by partnering with QPAC. While we have enjoyed a long and productive relationship with our private equity owners, we are confident this deal will position our company to make significant progress in achieving our long-term strategic goals.  With the addition of QPAC’s transactional expertise, capital resources and focus on performance, I believe our world-class business will continue to deliver exceptional value to customers, employees and shareholders.”

Transaction Details
Financing for the transaction will be led by Deutsche Bank. The financing will consist of a $40 million revolver, which is expected to be undrawn at closing, a $300 million first lien facility and a $120 million second lien facility.   The purchase price of $538.65 million is a 6.75 multiple of the Company’s pro forma 2013 EBITDA.

QPAC was advised on the transaction by Stifel, Nicolaus & Company Incorporated as financial advisor with Olshan Frome Wolosky LLP and Graubard Miller as legal counsel.  The Sellers were advised by Robert W. Baird & Co. as financial advisor with Kirkland & Ellis LLP as legal counsel.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which will be filed by QPAC with the SEC as an exhibit to a Current Report on Form 8-K. In addition, an investor presentation setting forth additional information about the transaction will be filed by QPAC pursuant to a Form 8-K.

About Quinpario Acquisition Corp.
QPAC is a special purpose acquisition company that completed its initial public offering in August 2013. QPAC was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.  Quinpario Partners I, LLC, which was formed for the expressed purpose of acting as the sponsor for QPAC’s initial public offering, is an affiliate of Quinpario Partners LLC, an investment and operating company formed by Jeffry N. Quinn, former chairman, president and chief executive officer of Solutia Inc.  For more information, please visit www.quinpario.com.

About Jason Incorporated
Jason Incorporated is parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets, including Assembled Products (Buffalo Grove, Ill.), Janesville Acoustics (Southfield, Mich.), Metalex (Libertyville, Ill.), Milsco (Milwaukee, Wis.), Morton Manufacturing (Libertyville, Ill.), Osborn (Cleveland, Ohio and Burgwald, Germany) and Sealeze (Richmond, Va.). All Jason companies utilize the Jason Business System, a collaborative manufacturing strategy applicable to a diverse group of companies that includes business principles and processes to ensure best-in-class results and collective strength.  Headquartered in Milwaukee, Wis., Jason employs more than 4,000 individuals in 15 countries. To learn more, visit www.jasoninc.com.

Additional Information About The Transaction And Where To Find It
The proposed business combination will be submitted to shareholders of QPAC for their consideration. Shareholders are urged to read the proxy statement regarding the proposed business combination when it becomes available because it will contain important information for QPAC's shareholders to consider. Shareholders will be able to obtain a free copy of the proxy statement as well as other filings containing information about QPAC and the business combination, without charge, at the Securities Exchange Commission’s (“SEC”) Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing the Company’s website (www.quinpario.com). Copies of the proxy statement and other filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Paul J. Berra III, Vice President, General Counsel and Secretary, 12935 N. Forty Drive, St. Louis, Missouri 63141.

Participants in the Solicitation
QPAC and its directors and officers may be deemed participants in the solicitation of proxies to QPAC’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in QPAC is contained in QPAC’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC, and will also be contained in the in the proxy statement for the proposed business combination when available.  Information about Jason and Jason’s officers and directors will also be included therein.

Forward-looking Statements
This news release may include forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Quinpario Acquisition Corp. expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by Quinpario Acquisition Corp. in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to Quinpario Acquisition Corp.’s expectations and predictions is subject to a number of risks and uncertainties and depend on a number of factors such as, but not limited to, the ability to satisfy closing conditions indicated including shareholder and other approvals and the performances of QPAC and Jason and those factors identified in QPAC’s Annual Report on Form 10-K for the year ended December 31, 2013 (available at www.sec.gov) including under the “Risk Factors” section thereof. These statements speak only as of the date they are made.

Contacts:
 Melissa H. Zona
+1 (636) 751-4057
mhzona@quinpario.com

Stacey Stark
+1 (414) 248-3626
sstark@jasoninc.com

Source: Quinpario Acquisition Corp. and Jason Incorporated
ST. LOUIS, MO and MILWAUKEE, WI
3/17/14